Exhibit 99.1

IDENTIVE GROUP ANNOUNCES FIRST QUARTER 2010 RESULTS

SANTA ANA, Calif. and ISMANING, Germany, May 13, 2010 – SCM Microsystems, Inc. d.b.a. Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV), a provider of products, services and solutions for the security, identification and RFID industries, today announced results for the first quarter (Q1) of fiscal 2010, ended March 31, 2010.

“Q1 was a critical period for Identive, during which we launched our expanded company as Identive Group, formed our new management team and took quick action to reduce overheads,” said Ayman S. Ashour, Chief Executive Officer and Chairman of Identive Group. “A significant amount of work was completed during the quarter to consolidate facilities and we have reduced our total headcount by over 15%. At the same time, we also selectively increased our selling capacity to capitalize on the growth opportunities in our markets.”

Q1 2010 Results

Q1 2010 results include the operating results of Hirsch Electronics Corporation, which the Company acquired on April 30, 2009, and the operating results of Bluehill ID AG, since its acquisition on January 4, 2010. All figures are reported in U.S. GAAP, except as noted. A discussion of non-GAAP measures and reconciliation to the applicable GAAP measures is included below.

Revenue in Q1 2010 was $15.3 million, up 194% from $5.2 million in Q1 2009. The increase was primarily due to the inclusion of revenue from the acquired Hirsch and Bluehill ID businesses, as well as a small increase in sales from the traditional SCM business. Q1 2010 revenue also grew 29% from $11.9 million in the fourth quarter (Q4) of 2009, primarily as a result of the inclusion of revenue from the Bluehill ID business.

Sales in the Americas accounted for 56%, EMEA region sales accounted for 34% and sales in Asia Pacific accounted for 10% of total Q1 2010 revenue.

Identive’s ID Management Solutions and Services segment showed good growth as the Hirsch business experienced improved activity in the U.S. government market and Multicard benefited from initial orders for large transportation and contactless payment programs in the Netherlands and for logical access control projects in Australia. In Identive’s ID Products and Components segment, the SCM business unit had improved sales to the U.S. government market and in Japan and recorded its first significant sales to Brazil and China during the quarter. TagStar’s RFID inlay manufacturing was hampered due to semiconductor shortages in the early part of the quarter but this was partly compensated by new customer wins in transport ticketing.

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Gross profit margin, before overhead allocation and excluding amortization, remained stable at 49% in Q1 2010 compared with Q1 2009 and improved from 46% in Q4 2009.

Overhead costs (operating expenses before amortization, depreciation, impairment, equity-based compensation, acquisition, transition and integration costs and a gain on the sale of assets), were $10.0 million in Q1 2010, up 127% from $4.4 million in Q1 2009 and up 11% from $9.1 million in Q4 2009. The increase in overhead costs in Q1 2010 compared with the previous periods is primarily the result of the inclusion of the incremental overhead costs from the acquired Hirsch and Bluehill ID businesses. Beginning in January 2010 Identive began implementing a series of cost reduction measures, including facility consolidations, streamlining of its existing and acquired development organizations, and reductions in headcount and executive salaries. The Company expects these measures will result in cost savings of approximately $6.0 million per year, of which approximately $4.5 million will be realized in 2010. While the cost savings measures were implemented in Q1, the Company expects the main benefits will start to become apparent in the second quarter of 2010.

During Q1 2010 the Company incurred significant costs related to the acquisition of Bluehill ID AG, which was completed on January 4, 2010. These included acquisition and related costs of $0.3 million and transition and integration costs of $1.4 million. The costs related to transition and integration primarily were related to headcount reduction and facility consolidation.

Adjusted EBITDA (EBITDA before equity-based compensation, acquisition, transition and integration costs) was a loss of $(2.5) million in Q1 2010, compared with $(1.9) million in Q1 2009 and $(3.6) million in Q4 2009.

Cash and cash equivalents at the end of Q1 2010 were $6.8 million, up from $4.8 million at the end of the previous quarter, reflecting the addition of cash and short-term investments from the Bluehill ID business.

“We have made important progress in forming a new corporate ethos in the first quarter,” continued Mr. Ashour. “Our SCM business unit is now operating with much more focus and sense of urgency, our Hirsch business is beginning to see the benefits from its substantially completed R&D effort. We are now online with additional capacity in our RFID inlay manufacturing and have established key alliances that position it for strong growth. In addition, our Indian operations have come together. We are rapidly putting in place the critical elements to support both organic growth and continued execution of our acquisition strategy, by which we aim to become the signature company in the secure ID market. Much more work is needed, but Q1 is very encouraging indeed.”

On a GAAP basis, gross profit margin in Q1 2010 was 40%, compared with 41% in Q1 2009 and 37% in Q4 2009. Total GAAP operating expenses in Q1 2010 were $11.7 million and included $2.6 million in amortization, depreciation, equity-based compensation, acquisition, transition and integration costs. This compares with GAAP operating expenses of $5.3 million in Q1 2009, which included $1.5 million in amortization, depreciation, share-based compensation and acquisition costs, as well as a $0.2 million gain on the sale of assets; and GAAP operating expenses of $11.3 million in Q4 2009, which included $3.1 million in amortization, depreciation, share-based compensation, impairment and acquisition costs.

GAAP operating loss was $(5.5) million in Q1 2010, compared with $(3.1) million in Q1 2009 and $(6.9) million in Q4 2009.

Loss from continuing operations attributable to SCM Microsystems, Inc. in Q1 2010 was $(6.0) million, or $(0.15) per share, compared with $(3.1) million, or $(0.20) per share in Q1 2009 and $(8.5) million, or $(0.34) per share in Q4 2009. Included in Q4 2009 is a $2.2 million impairment charge related to the write off of equity investments and exclusivity fees related to the Company’s investment in TranZfinity, Inc.

Conference Call Information

Identive Group will host a conference call today at 8:00 AM Eastern Time, which can be accessed by calling 866-788-0547 or +1 857-350-1685 (for international callers) and using passcode 17380222. A webcast of the call can be accessed by visiting the investor page of the Company’s website at www.identive-group.com, where it also will be archived for those unable to listen to the live webcast.

About Identive Group

Identive Group (NASDAQ: INVE; Frankfurt Stock Exchange: INV) is an international technology company focused on building the world’s signature group in secure identification-based technologies. The businesses within Identive Group have deep industry expertise and are well-known global brands in their individual markets, providing leading-edge products and solutions in the areas of physical and logical access control, identity management and RFID systems to governments, commercial and industrial enterprises and consumers. Identive’s growth model is based on a combination of strong technology-driven organic growth from the businesses within the group and disciplined acquisitive development. For additional info visit: www.identive-group.com.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, the statements by Ayman S. Ashour, including statements about our ability to support both organic growth and continued execution of our acquisition strategy and becoming the signature company in secure ID; and statements about our expectation that our cost reduction measures will result in savings of $6.0 million per year; that $4.5 million of these savings will be realized in 2010; and that the main benefits of these savings during 2010 will be realized in the second quarter of 2010. These statements are based on current expectations or beliefs, as well as a number of assumptions about future events that are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated herein. Our financial results may not meet expectations, our cost savings may not be in the amounts or the time frames we expect; and we may not be successful in our strategy of pursuing both organic and acquisitive growth. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, that could cause our actual business and operating results to differ, including, but not limited to, our ability to successfully integrate the Bluehill ID business into ours; our ability to effect significant reductions in our expense base; we may not be able to reduce the transaction costs associated with mergers and acquisitions; our ability to grow the Company based on a strategy of providing products, components and services for the identification systems value chain; our ability to complete additional acquisitions that add to the value of our Company; our ability to complete transactions for mergers and acquisitions at a lower cost than in the past; our ability to grow market share and revenues based on participation in early stage markets for contactless products; our ability to successfully develop and introduce new products that satisfy the evolving and increasingly complex requirements of customers; the markets in which we participate or target may not grow, converge or standardize at anticipated rates or at all, including the identification and identity markets that we are targeting; and we may not successfully compete in the markets in which we participate or target. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports filed with the U.S. Securities and Exchange Commission.

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All trade names are trademarks or registered trademarks of their respective holders.

Contacts:

Darby Dye	Fabien B. Nestmann
+1 949 553-4251	+41 44 783 8043 & +1 949 610-5114
ddye@identive-group.com	fnestmann@identive-group.com

– FINANCIALS FOLLOW –

SCM MICROSYSTEMS, INC. d/b/a IDENTIVE GROUP

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Net revenue	$15,346	$11,866	$5,155
Cost of revenue	9,141	7,434	3,042

Gross margin	6,205	4,432	2,113

Operating expenses:
Research and development	2,171	1,286	769
Sales and marketing	6,097	4,950	2,244
General and administrative	3,162	4,426	2,487
Restructuring and other	264	—	—
Impairment of intangible assets	—	647	—
Gain on sale of assets	—	—	(249)

Total operating expenses	11,694	11,309	5,251

Loss from operations	(5,489)	(6,877)	(3,138)
Loss and impairment on equity investments	—	(1,449)	(289)
Interest and other income (expense), net	(545)	(405)	279

Income (loss) from continuing operations before income taxes and noncontrolling interest	(6,034)	(8,731)	(3,148)
(Provision for) benefit from income taxes	(162)	242	1

Loss from continuing operations	(6,196)	(8,489)	(3,147)
Gain (loss) from discontinued operations, net of income taxes	(120)	36	67
Gain on sale of discontinued operations, net of income taxes	43	42	37

Consolidated net loss	(6,273)	(8,411)	(3,043)
Less: Net loss attributable to noncontrolling interest	221	—	—

Net loss attributable to SCM Microsystems, Inc	$(6,052)	$(8,411)	$(3,043)

Basic and diluted loss per share from continuing operations attributable to SCM Microsystems, Inc.	$(0.15)	$(0.34)	$(0.20)

Basic and diluted income (loss) per share from discontinued operations	$0.00	$0.00	$0.01

Basic and diluted net loss per share	$(0.15)	$(0.34)	$(0.19)

Basic and diluted shares used in computing loss per share:	39,755	25,135	15,744

Note: Financial results contained in this release reflect the Company’s continuing and discontinued operations. The Company completed the sale of its Digital TV solutions business in May 2006; therefore, financial results for the Digital TV solutions business are being accounted for as discontinued operations.

SCM MICROSYSTEMS, INC.

Reconciliation of GAAP and Non-GAAP Financial Information *

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Reconciliation of GAAP gross profit margin and gross profit margin before overhead allocation and amortization
GAAP cost of revenue	$9,141	$7,434	$3,042
Overhead allocation in cost of revenue	955	869	423
Amortization in cost of revenue	416	102	13

Total reconciling items included in cost of revenue	1,371	971	436

Cost of revenue before overhead allocation and excluding amortization	$7,770	$6,463	$2,606

Gross profit margin before overhead allocation and excluding amortization	49%	46%	49%

Reconciliation of GAAP operating expenses and overhead costs
GAAP operating expenses	$11,694	$11,309	$5,251
Amortization and depreciation included in GAAP operating expenses	(717)	(272)	(83)
Equity-based compensation	(145)	(955)	(61)
Impairment of intangible assets	—	(647)	—
Acquisition costs	(308)	(1,255)	(1,355)
Transition and integration costs	(1,442)	—	—
Overhead allocation in operating expenses	955	869	423
Gain on sale of assets	—	—	249

Total reconciling items included in operating expenses	(1,657)	(2,259)	(827)

Overhead costs	$10,037	$9,050	$4,424

Reconciliation of GAAP net loss to adjusted EBITDA loss
Loss from continuing operations before income taxes	$(6,034)	$(8,731)	$(3,148)
Interest (income) expense and other, net	545	405	(279)
Gain on sale of assets	—	—	(249)
Amortization and depreciation included in GAAP cost of revenue and GAAP operating expenses	1,133	373	96
Equity-based compensation	145	955	61
Impairment of intangible assets	—	647	—
Acquisition costs	308	1,255	1,355
Loss on and impairment of equity investments	—	1,449	289
Transition and integration costs	1,442	—	—

Total reconciling items included in net loss	3,574	5,084	1,273

Adjusted EBITDA	$(2,461)	$(3,647)	$(1,875)

*	Our non-GAAP gross profit margin, non-GAAP overhead costs and adjusted EBITDA differ from GAAP gross profit margin, GAAP operating expenses and GAAP net income (loss) due to the exclusion of the items detailed in the table above. Our management uses each of these non-GAAP measures internally and believes that they provide investors with a meaningful way to evaluate the Company’s operating performance. However, we caution investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

SCM MICROSYSTEMS, INC. d.b.a. IDENTIVE GROUP

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$6,753	$4,836
Accounts receivable, net	9,005	6,739
Inventories, net	6,682	5,379
Other current assets	3,219	1,921

Total current assets	25,659	18,875
Equity investments	—	—
Property, equipment and other assets, net	5,287	1,719
Goodwill	41,618	21,895
Intangibles, net	34,344	22,082

Total assets	$106,908	$64,571

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,807	$5,530
Note payable to bank	220	—
Accrued expenses and other current liabilities	14,148	9,231

Total current liabilities	23,175	14,761
Long-term income taxes payable	760	456
Long-term liabilities to related parties	7,841	7,899
Deferred tax liability	4,480	3,515
Other long-term liabilities	896	—
Stockholders’ equity	69,756	37,940

Total liabilities and stockholders’ equity	$106,908	$64,571